Exhibit 3.75

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF FORMATION OF

BLACK HILLS PUBLISHING, LLC

It is hereby certified that:

1.                                      The name of the limited liability company (hereinafter called the “limited liability company”) is Black Hills Publishing, LLC.

2.                                      The Certificate of Formation of the limited liability company is hereby amended by striking out Article First and by substituting in lieu thereof, the following new Article First:

“FIRST: The name of the limited liability company is BHFC PUBLISHING, LLC.”

Dated this 30th day of July, 2003.

/s/ Steven J. Helmers
Steven J. Helmers, Authorized Person

CERTIFICATE OF FORMATION
BLACK HILLS PUBLISHING, LLC

This Certificate of Formation of BLACK HILLS PUBLISHING, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is BLACK HILLS PUBLISHING, LLC.

SECOND: The address of its registered office in the state of Delaware is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE  19808

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 24th day of June, 2003.

/s/ Steven J. Helmers
Steven J. Helmers, Authorized Person